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                                                                   EXHIBIT 3.10


                        CERTIFICATE OF ADOPTION OF BYLAWS

                                 BY INCORPORATOR

        The undersigned person, acting as the Incorporator of Salem Radio Operations - Pennsylvania, Inc. in the Certificate of Incorporation, does hereby adopt the foregoing Bylaws, effective March 9, 2001, as the Bylaws of said corporation.

                                         /s/ David C. Ruth
                                         David C. Ruth, Incorporator

THIS IS TO CERTIFY:

        That I am the duly-elected, qualified and acting Secretary or Assistant Secretary of Salem Radio Operations - Pennsylvania, Inc., that the foregoing Bylaws were adopted, on the date set forth above, as the Bylaws of said corporation by the person appointed in the Certificate of Incorporation to act as the Incorporator of said corporation.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal this 9th day of March, 2001.


                                            /s/ Jonathan L. Block
                                            ---------------------------------

(CORPORATE SEAL)

                                     BYLAWS

                                       OF

                   SALEM RADIO OPERATIONS - PENNSYLVANIA, INC.

                                    PREAMBLE


        These Bylaws are subject to, and governed by, the Delaware General Corporation Law and the Certificate of Incorporation of Salem Radio Operations - Pennsylvania, Inc., a Delaware corporation (the "Corporation"). In the event of a direct conflict in the provisions of these Bylaws and the mandatory provisions of the Delaware General Corporation Law of the provisions of the Certificate of Incorporation of the Corporation, such provisions of the Delaware General Corporation Law of the Certificate of Incorporation of the Corporation, as the case may be, will be controlling.

                                    ARTICLE I

                                Registered Office

        Section 1.1 Registered Office and Agent. The registered office and registered agent of the Corporation in the State of Delaware shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of the State of Delaware.

        Section 1.2 Other Offices. The Corporation may also have offices at such other places, both within or without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II

                            Meetings of Stockholders

        Section 2.1 Place of Meetings. All meetings of the stockholders shall be held at the principal of the Corporation or at such other place within or without the State of Delaware as



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may be determined by the Board of Directors and set forth in the respective notice or waivers of notice of such meeting.

        Section 2.2 Annual Meeting. An annual meeting of stockholders of the Corporation shall be held each calendar year on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or a duly executed waiver of notice of such meeting. At each annual meeting, the stockholders shall elect by a plurality vote the directors to succeed those whose terms expire and transact such other business as may properly be brought before the meeting.

        Section 2.3 Special Meeting. A special meeting of the stockholders may be called at any time by the Chairman of the Board, the President, a majority of the Board of Directors or the holder or holders of no less than ten percent (10%) of all shares entitled to vote at such meeting or as otherwise provided by the Certificate of Incorporation. If the Board of Directors consists of two directors, a special meeting may be called by one director. A special meeting shall be held on such date and at such time as shall be designated by the person(s) calling the meeting and stated in the notice of the meeting or a duly executed waiver of notice of such meeting. Only such business shall be transacted at a special meeting of stockholders as may be stated or indicated in the notice of such meeting or any duly executed waiver of notice of such meeting.

        Section 2.4 Notice of Meetings. Written or printed notice stating the place, day and hour of the meeting and, in the case of special meetings, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting except in the case of a meeting for the purpose of approving a merger or consolidation agreement, in which case the notice must be given not less than twenty (20) days prior to the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or person calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his or her address as it appears on the stock transfer books of the Corporation, with postage prepaid. When a stockholder meeting is adjourned for thirty (30) days or more or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty (30) days and no new record date is fixed for such meeting, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the



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business to be transacted thereat if the place, date and time thereof are announced at the meeting at which the adjournment is taken.

        Section 2.5 Waiver of Notice. Any notice required to be given to any stockholder under any provision of the Delaware General Corporation Law, the Certificate of Incorporation or Bylaws, need not be given to the stockholder if
(a) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (b) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a twelve month period have been mailed to that person, addressed to his or her address as shown on the share transfer records of the Corporation, and have been returned as undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given, and if the action taken by the Corporation is reflected in any articles or document filed with the Secretary of State of the State of Delaware, those articles or that document may state that notice was duly given to all personal to whom notice was required to be given. In the event that the action taken by the Corporation is such as to require the filing of a certificate pursuant to the Delaware General Corporation Law, the certificate need not state that notice was given to persons to whom notice was not required to be given pursuant to this Section 2.5. If such a person delivers to the Corporation wa written notice setting forth his or her then current address, the requirement that notice be given to that person shall be reinstated.

        Section 2.6 Quorum. The holders of a majority of the shares entitled to vote at a meeting of stockholders, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law or the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote at such meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the holders of the requisite amount of voting shares shall be present or represented. At such adjourned meeting at which the requisite amount of voting shares shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notices. In all matters other than the election of directors, the affirmative vote of the holders of a majority of the shares



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entitled to vote present in person or represented by proxy, at the meeting and entitled to vote on the subject matter shall be required to constitute the act of the stockholder meeting, unless the vote of a greater number is required by law, the Certificate of Incorporation or these Bylaws. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

        Section 2.7 Voting and Proxies. At each meeting of stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder or his or her duly authorized officer, director, employee or agent and bearing a date not more than three (3) years prior to said meeting, unless said proxy provides for a longer period. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest as defined in Section 212(e) of the Delaware General Corporation Law. Each stockholder shall have one vote for each outstanding share of stock having power registered in his or her name on the books of the Corporation except to the extent that the voting rights of the shares of any class are limited or denied by the Delaware General Corporation Law or the Certificate of Incorporation. At any election of directors, every stockholder entitled to vote at any such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he or she has a right to vote. Stockholders of the Corporation are expressly prohibited from cumulating their votes in any election for directors of the Corporation.

        Section 2.8 List of Stockholders Entitled to Vote. The Secretary shall make, at least ten (10) days before each meeting of stockholders, but in no event more than sixty (60) days before each meeting, a complete list of stockholders entitled to vote at such meeting, or any adjournment of such meeting, arranged in alphabetical order, with the address of and the number of shares held by each stockholder, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any stockholder, for any purpose germane to that meeting, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any stockholder during the meeting. The original stock transfer book shall be the only evidence as to who are the stockholders entitled to examine such list or transfer book or to vote in person or by proxy at any such meeting of



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stockholders. The failure to comply with the requirements of this Section 2.8 shall not affect the validity of any action taken at such meeting.

        Section 2.9 Record Dates.

           (a) For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment of such meeting, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, which date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) days and less than ten (10) days prior to the date of such meeting. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, the record date shall be the close of business on the date next preceding the date on which notice of the meeting is mailed or, if notice is waived, the close of business on the date next preceding the date on which the meeting is held. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 2.9, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

           (b) For the purpose of determining stockholders entitled to consent to action of the Corporation in writing without a meeting, the Board of Directors may fix in advance a record date of any such determination of stockholders, which date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date is fixed for the determination of stockholders entitled to consent to action of the Corporation in writing, when no prior action is required by the Delaware General Corporation Law, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or the Secretary of the Corporation. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General corporation Law, the record date for




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determining stockholders entitled to consent to action of the Corporation shall be at the close of business on the date on which the Board of Directors adopts the resolution relating thereto.

           (c) for the purpose of determining stockholders entitled to receive payment of any divided or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix in advance a date as the record date for such purposes, which date shall not precede the date on which the resolution fixing the record date is adopted by the board of Directors, and which record date shall not be more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the date on which the board of Directors adopts the resolution relating thereto.

        Section 2.10 Inspectors of Election. In advance of any meeting of stockholders, the Board of Directors shall (unless an exemption from such requirement is available pursuant to Section 231(e) of the Delaware General Corporation Law, as amended, or other applicable law, in which event the board of Directors "may") appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election at the meeting. The number of inspectors shall be either one or three, If any person appointed as inspector fails to appear or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting, or at the meeting by the person acting as chairman. The inspectors of election shall (a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting and the voting power of such shares, the existence of a quorum, and the authenticity, validity and effect of proxies; (b) receive votes, ballots or consents; (c) determine and retain for a reasonable period of time all challenges and questions in any way arising in connection with the right to vote; (d) count and tabulate all votes or consents and determine the result; (e) certify their determination of the number of shares represented at the meeting; and (f) do such acts as may be proper to conduct the election or vote with fairness to all stockholders. The inspectors of election shall perform their duties impartially, in good faith, to the best of their abilities and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all inspectors of



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election. On request of the chairman of the meeting or any stockholder or his or her proxy, the inspectors shall make a report in writing of any challenge or question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them is prima facie evidence of the facts stated therein. At every meeting of the stockholders, the Chairman of the Board, or in his or her absence, or in the event that the Board of Directors has not designated a Chairman of the Board, the President, or in his or her absence, the Vice President designated by the President, or, in the absence of such designation, a chairman (who shall be one of the Vice Presidents, if any is present) chosen by a majority in interest of the stockholders of the Corporation present in person or by proxy and entitled to vote, shall at as chairman. The Secretary, or in his or her absence, an Assistant Secretary, shall act as secretary of all meetings of the stockholders. In the absence at such meeting of the secretary or Assistant Secretary, the chairman may appoint another person to act as secretary of the meeting.

        Section 2.11 Corporate Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders and Board of Directors and committees thereof, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each. Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time. The Corporation shall convert any records so kept upon the request of any person entitled to inspect the same. Any person who shall have been a holder of record of shares for at least six (6) months immediately preceding his or her demand, or shall be the holder of record of at least five percent (5%) of all the outstanding shares of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent, accountant or attorney, at any reasonable time or times, for any proper purpose, the Corporation's relevant books and records of account, minutes and records of stockholders, and to make extracts therefrom.

                                   ARTICLE III

                               Board of Directors




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        Section 3.1 Number and Qualifications. The business and affairs of the
Corporation shall be managed by a board of not less than one (1) director, as may be determined by the board of Directors or the stockholders from time to time. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Directors need not be stockholders nor residents of the State of Delaware.

        Section 3.2 Election. At each annual meeting of the stockholders, the stockholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he or she is elected and until his or her successor shall be elected and qualified unless sooner removed by action of the stockholders.

        Section 3.3 Vacancies. Vacancies and newly created directorships resulting from and increase in the authorized number of directors which occur between annual meetings of the stockholders may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the director(s) so elected shall hold office until the next annual meeting of the stockholders and until their successors are elected and qualified, except as otherwise required by law.

        Section 3.4 Place of Meetings. All meetings of the Board of Directors of the Corporation may be held either within or without the State of Delaware.

        Section 3.5 Annual Meeting of the Board. The annual meeting of each newly elected board shall be held, without further notice, immediately following the annual meeting of stockholders and at the same place, or at such other time and place as shall be fixed with the consent in writing of all the directors.

        Section 3.6 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place either within or without the State of Delaware as shall be determined from time to time by the Board of Directors.

        Section 3.7 Special Meetings. Special meetings of the Board of Directors may be called by the President on twenty-four (24) hours' notice to each director, either personally or by mail, telephone or by telegram and on like notice on the written request of any two directors. If the board consists of two directors, either one of the directors may call a special



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meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

        Section 3.8 Quorum. At all meetings of the Board of Directors, the presence of a majority of the directors fixed in the manner provided in these Bylaws shall be necessary and sufficient to constitute a quorum of the transaction of business, and the act of a majority of the directors present at the meeting at which there is a quorum shall be required to constitute the act of the Board of Directors, except as may be otherwise provided by law, the Certificate of Incorporation or these Bylaws. Each director present at a meeting will be deemed to have assented to any action taken at the meeting unless his or her dissent to the action is entered in the minutes of the meeting, or unless he or she shall file his or her written dissent thereto with the secretary of the meeting or shall forward such dissent by registered mail to the secretary of the Corporation immediately after such meeting. If a quorum shall not be present at any meeting of directors, the directors present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Notwithstanding the foregoing, if at any time the Board of Directors consists of two directors, both directors shall be necessary to constitute a quorum for the transaction of business and the act of both directors shall be required to constitute the act of the Board of Directors.

        Section 3.9 Powers of Board of Directors. In addition to the powers and authorities expressly conferred by these Bylaws upon them, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not directed or required to be exercised or done by the stockholders, by law, the Certificate of Incorporation or these Bylaws.

        Section 3.10 Compensation of Directors. Directors, as such, shall not receive any stated salary for their services. A fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors by resolution of the board, provided that nothing contained in these Bylaws shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation for such service.

        Section 3.11 Attendance and Waiver of Notice. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the sole purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or



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convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

        Section 3.12 Removal of Directors. Any director may be removed, with or without cause, by the stockholders at any duly called stockholders' meeting unless otherwise specified in the Certificate of Incorporation as amended from time to time. If any or all directors are so removed, new directors may be elected at the same meeting.

        Section 3.13 Interested Directors. No director shall be disqualified from holding office or be liable to the Corporation or to any stockholder or creditor thereof for any loss incurred by the Corporation under or by reason of any contract, transaction or act, or be accountable for any gains or profits he or she may have realized therein as a result of any contract or transaction between the Corporation and such director or between the Corporation and any other corporation, partnership, association or other organization in which such director is a director or officer or has a financial interest; provided that any such contract, transaction or act is not void or voidable pursuant to Section 144 of the Delaware General Corporation Law, as amended.

        Section 3.14 Chairman of the Board. The Board of Directors may, in its discretion, choose a Chairman of the Board who shall preside at meetings of the stockholders and of the directors and shall be an ex officio member of all standing committees. The Chairman of the Board shall have such other powers and shall perform such other duties as shall be designated by the Board of Directors. The Chairman of the Board shall be a member of the Board of Directors. The Chairman of the Board shall serve until his or her successor is chosen and qualified but he or she may be removed at any time by the affirmative vote of a majority of the Board of Directors.

                                   ARTICLE IV

                                   Committees

        Section 4.1 Designation. The Board of Directors may, by resolution adopted by a majority of the board of directors, designate one or more committees of the Board of Directors.


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        Section 4.2 Number: Qualification; Term. Each committee shall consist of one or more directors appointed by resolution adopted by a majority of the Board of Directors; provided, however, that each Committee need not consist solely of officers, directors or employees of the Corporation. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the Board of Directors. Each committee member shall serve as such until the earlier of (i) the expiration of his or her term as director, (ii) his or her resignation as a committee m ember or as a director, or (iii) his or her removal as a committee member or as a director.

        Section 4.3 Authority. Each committee properly designated by the board of directors, to the extent provided in the resolution establishing such committee, shall have and may exercise all of the authority of the Board of Directors in the management of the business and property of Corporation, except to the extent expressly restricted by law, the Certificate of Incorporation or these Bylaws.

        Section 4.4 Committee Changes; Removal. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

        Section 4.5 Alternate Members of Committees. The Board of Directors may designate one or more directors as alternate members of any committee. Any such alternate member may replace any absent or disqualified member at any meeting of the committee. If no alternate committee members have been so appointed to a committee or each such alternate committee member is absent or disqualified, the member or members of such committee present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

        Section 4.6 Regular Meetings. Regular meetings of any committee properly designated by the Board of Directors may be held without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.

        Section 4.7 Special Meetings. Special meetings of any committee may be held whenever called by any committee member. The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and



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place of such special meeting, to be given to each committee member at least two days before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.

        Section 4.8 Quorum; Majority Vote. At meetings of any committee, a majority of the number of members of the committee designated by the Board of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of the committee unless the act of a greater number is required by law, the Certificate of Incorporation or these Bylaws. Notwithstanding the foregoing, if at any time a committee consists of two members, both members shall be necessary to constitute a quorum for the transaction of business and the act of both members shall be required to constitute the act of the committee.

        Section 4.9 Minutes. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the Board of Directors upon the request of the Board of Directors. The minutes of the proceedings of each committee shall be delivered to the Secretary for placement in the minute book of the Corporation.

        Section 4.10 Compensation. Committee members, as such, shall not receive any stated salary for their services unless otherwise provided by the Board of Directors. Committee members may, by resolution of the board of Directors, be allowed a fixed sum and expenses of attendance, if any , for attending any regular or special committee meetings.

        Section 4.11 Responsibility. The designation of any committee and the delegation of authority to it shall not operate to relieve the Board of Director or any director of any responsibility imposed upon the board or such director by law.

                                    ARTICLE V

                                    Officers

        Section 5.1 Number. The principal officers of the Corporation shall consist of the President and the Secretary and



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such other officers and assistant officers and agents as may be deemed necessary and elected or appointed by the board of Directors or chosen in such other manner as may be prescribed by these Bylaws, at such time and in such manner and for such terms as the Board of Directors may prescribe. Any two or more offices may be held by the same person.

        Section 5.2 General Duties. All officers and agents of the Corporations, as between themselves and the Corporation, shall have such authority, perform such duties and manage the Corporation as may be provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

        Section 5.3 Election. Term of Office and Qualifications. The officers of the Corporation shall be chosen annually by the Board of Directors at its annual meeting, or as soon after such annual meeting as practicable. Each officer shall hold office until his or her successor is chosen and qualified, or until his or her death, or until he or she shall have resigned or shall have been removed in the manner provided in Section 5.4. Officers need not be members of the Board of Directors.

        Section 5.4 Removal. Any officer elected or appointed by the Board of Directors may be removed (with or without cause) by the Board of Directors whenever in it judgment the best interests of the Corporation will be served by such removal, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

        Section 5.5 Resignation. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or Secretary. Such resignation shall take effect at the time specified in the notice, and, unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

        Section 5.6 Vacancies. Any vacancy in any office because of death, resignation, removal or any other cause shall be filled for the unexpired portion of the term by the Board of Directors.

        Section 5.7 Chief Executive Officer. The Chief Executive Officer, who need not be a director of the Corporation, shall be the executive manager of the operations of the



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Corporation subject, however, to the control of the Board of Directors.

        Section 5.8 The President. The President, who need not be a director of the Corporation shall, in general, perform all duties incident to the office of President and such other duties as from time to time may be assigned to him or her by the Board of Directors. In the absence of the Chairman of the Board or in the event the Board of Directors shall not have designated a Chairman of the Board, the President shall preside at meetings of the stockholders and the Board of Directors.

        Section 5.9 The Vice President and Assistant Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to him or her. At the request of the President, any Vice President may temporarily act in the President's place. In the case of the death of the President, or in the case of his or her absence or inability to act without having designated a Vice President to act temporarily in the President's place, the Vice President or Vice Presidents to perform the duties of the President shall be designated by the Board of Directors. The Assistant Vice Presidents shall perform such duties and have powers as the Board of Directors may from time to time prescribe.

        Section 5.10 The Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders. The Secretary shall keep or cause to be kept in books provided for that purpose, minutes of the meetings of the stockholders and of the Board of Directors, shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law, shall be custodian of the records and of the seal of the Corporation, if one is adopted, and, in general, shall perform all duties incident to the office of the Secretary and such other duties as may from time to time be assigned to the Secretary by the Board of Directors or by the President. The Assistant Secretaries, in order of their seniority, or if there be none, the Treasurer, acting as Assistant Secretary, or as otherwise determined by the Board of Directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

        Section 5.11 The Treasurer and Assistant Treasurers. The Treasurer shall be the principal financial officer of the Corporation; shall have charge and custody of and be responsible



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for all funds of the Corporation and deposit all such funds in the name of the
Corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors shall receive and give receipts for moneys due and payable to the Corporation from any source, and, in general, shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the Board of Directors or by the President. The Treasurer shall render to the President and the Board of Directors, whenever the same shall be required, and account of all of his or her transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall, if required to do so by the Board of Directors, give the Corporation a bond in such amount and with such surety or sureties as may be ordered by the Board of Directors, for the faithful performance of the duties of the office of Treasurer and for the restoration to the Corporation, in the case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under his or her control belonging to the Corporation. If no Treasurer is elected or appointed by the Board of Directors, the Secretary shall perform the foregoing duties. The Assistant Treasurers, in the order of their seniority, or as otherwise determined by the Board of Directors, or the Secretary acting as Assistant Treasurer shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

        Section 5.12 Salaries. The salaries of the officers shall be fixed by, or in accordance with the directions of, the Board of Directors, and it shall be no objection that the officer in question is a member of the board of Directors or that he or she votes on the resolution fixing his or her salary; provided, however, that all salaries voted must be no more than reasonable compensation for services rendered or to be rendered to the Corporation.

        Section 5.13 Disallowed Payments. Any payments made to an officer of the Corporation such as a salary, commission, bonus, interest, rent or entertainment expenses incurred by the officer which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service shall be reimbursed by such officer to the Corporation to the full extent of such disallowance, in the discretion of the Board of Directors.




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                                   ARTICLE VI

                                 Indemnification

        Each person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust or other enterprise or employee benefit plan (including the heirs, executors, administrators or estate of such person) shall be indemnified by the Corporation to the fullest extent permitted or authorized by the Delaware General Corporation Law. The Corporation may, but shall not be obligated to, maintain insurance, at its expense, for its benefit in respect of such indemnification and for the benefit of any such person whether or not the Corporation would otherwise have the power to indemnify such person.

                                   ARTICLE VII

                                  Capital Stock

        Section 7.1 Certificates for Shares. The corporation shall deliver certificates representing all shares to which stockholders are entitled. The certificates for shares of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or Assistant Treasurer, of the Secretary or an assistant Secretary and may be sealed with the seal of the Corporation, if one is adopted, or a facsimile thereof. Any and all signatures on the certificate may be a facsimile. If any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of the issuance of certificate issuance.

        Section 7.2 Transfer of Certificates of Shares. Transfers of shares shall be made on the books of the



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Corporation only by the person named in the certificate or by attorney, lawfully constituted in writing, and upon surrender of the certificate for the shares.
The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue and registration of certificates of shares, and may appoint transfer agents and/or registrars for the certificates of shares.

        When a transfer of shares is requested and there is reasonable doubt as to the right of the person seeking the transfer, the Corporation or its transfer agent, before recording the transfer of the shares on its books or issuing any certificate therefor, may require from the person seeking the transfer reasonable proof of his or her right to the transfer. If there remains a reasonable doubt of the right to the transfer, the Corporation may refuse a transfer unless the person gives adequate security or a bond of indemnity executed by a corporate surety or by two individual sureties satisfactory to the Corporation as to form, amount and responsibility of sureties. The bond shall be conditioned to protect the Corporation, its officers, transfer agents and registrars, or any of them, against any loss, damage, expense or other liability to the owner of the shares by reason of the recordation of the transfer or the issuance of a new certificate for shares.

        Section 7.3 Lost or Destroyed Certificates. Where a certificate has been lost, destroyed or wrongfully taken and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such a notification, the owner is precluded from asserting against the Corporation any claim for registering the transfer or any claim to a new certificate. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of shares to be lost, and the Board of Directors, when authorizing such issue of a new certificate or certificates, may require the owner of such lost or destroyed certificate or certificates, or his or her legal representatives, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation. If, after the issuance of anew certificate as a replacement for a lost, destroyed or wrongfully taken certificate, a bona fide purchaser of the original certificate presents it for registration of transfer, the Corporation must register the transfer unless registration would



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result in over-issue. In addition to any rights on the indemnity bond, the
Corporation may recover the new certificate from the person to whom it was issued or any person taking under him or her except a bona fide purchaser.

        Section 7.4 Legends. The Board of Directors shall have power and authority to provide that certificates representing shares of stock bear such legends as the Board of Directors deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.

                                  ARTICLE VIII

                                   Amendments

        These Bylaws may be amended or repealed, or new Bylaws may be adopted, by the holders of the majority of the outstanding shares of the Corporation or the Board of Directors.

                                   ARTICLE IX

                               General Provisions

        Section 9.1 Seal. The seal of the Corporation, if one is adopted, shall be in such form as shall be approved by the Board of Directors.

        Section 9.2 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

        Section 9.3 Distributions and Share Dividends. Distributions and share dividends, subject to the provisions of the Delaware General Corporation Law and the Certificate of Incorporation, may be authorized and made by the board of Directors at any regular or special meeting. Distributions may be paid in cash or property or in shares of the Corporation's capital stock. The Board of Directors may by resolution create a reserve or reserves out of its surplus or allocate any part or all of surplus in any manner for any proper purpose or purposes, and may increase, decrease or abolish any such reserve, designation or allocation in the same manner.

        Section 9.4 Actions Without a Meeting.



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           (a) Any action required by the Delaware General Corporation Law to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, wetting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

           (b) Any action required by law or these Bylaws to be taken at any annual or special meeting of the Board of Directors or any committee thereof, or any action which may be taken at any annual or special meeting of the Board of Directors or a committee thereof, may be taken without a meeting is a consent in writing, setting forth the action so taken, shall be signed by all of the directors or the members of the committee, as the case may be. Any such consent shall have the same force and effect as a unanimous vote at a meeting. The consent may be in more than one counterpart so long as each director, or member of the committee, as the case may be, signs a counterpart of the consent.

        Section 9.5 Telephone Meetings. Stockholders (acting for themselves or through a proxy), members of the Board of Directors and members of a committee of the Board of Directors may participate in and hold a meeting of stockholders, the Board of Directors or committee of the board, as applicable, by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other and participate in any meeting pursuant to this Section 9.5, which shall constitute presence and person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

        Section 9.6 Invalid Provisions. If any part of these Bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as possible and reasonable, shall be valid and operative.

        Section 9.7 Headings. The headings used in these Bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

        Section 9.8 Gender. Words which import one gender shall be applied to any gender wherever appropriate and words which




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import the singular or plural shall be applied to either the plural or singular wherever appropriate.

        Section 9.9 Reliance Upon Books, Reports and Records. Each director, each member of a committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board of Directors, or by any other person as to matters, the director, committee member or officer believes are within such other persons professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

        Section 9.10 Time. In applying any provisions of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.



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